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TMNG GLOBAL REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

- Achieves GAAP Profitability and Demonstrates Improved Operating Performance –

Overland Park, KS – November 8, 2012 – TMNG Global (Nasdaq: TMNG), a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries, reported financial results for its 2012 third quarter ended September 29, 2012.

“TMNG Global achieved profitability in the third quarter, on both a GAAP and non-GAAP basis, in-line with the goals we outlined earlier in 2012. This success was achieved through our focus on stabilizing our revenue base while reducing our expense structure and maximizing efficiency. On behalf of the entire executive committee, I am proud of our accomplishments thus far in 2012,” said Donald Klumb, CEO of TMNG Global.  “By improving our operational execution, we also further strengthened our balance sheet in the quarter, which has a healthy cash position of $10.7 million and net working capital of $17.9 million. Now that the foundation is in place, our main objectives are to drive growth and enhance our competitive position, while remaining disciplined and focused on sustaining profitability.”

Financial Results for the Thirteen Weeks Ended September 29, 2012
Revenues in the third quarter of 2012 were $12.7 million, compared to $15.5 million in the third quarter of 2011 and $13.5 million in the second quarter of 2012.  During the quarter, TMNG’s gross margin was 38.6%, compared with 35.9% in the third quarter of 2011 and 37.4% in the second quarter of 2012.   The gross margin increase reflects continued improvements in operational efficiency and a favorable services and solutions mix.

Selling, general and administrative expenses were $4.7 million in the third quarter of 2012, compared to $6.3 million in the third quarter of 2011 and $5.4 million in the second quarter of 2012.  This decline demonstrates the Company’s success in significantly reducing its selling, general and administrative expense structure.

TMNG Global reported a net income of $0.1 million on a GAAP basis, or $0.02 per diluted share for the third quarter of 2012, a significant improvement from the net loss of ($0.8) million or ($0.11) per diluted share in the third quarter of 2011 and the net loss of ($0.4) million or ($0.06) per diluted share for the second quarter of 2012.  After adjusting for the after tax impact of depreciation and amortization expense and share-based compensation expense, non-GAAP adjusted net income was $0.4 million, or $0.05 per diluted share during the third quarter of 2012.  The comparable non-GAAP adjusted net loss was ($0.5) million, or ($0.07) per diluted share, for the third quarter of fiscal 2011 and ($0.2) million, or ($0.02) per diluted share, for the second quarter of 2012.

Financial Results for the Thirty-Nine Weeks Ended September 29, 2012
For the thirty-nine weeks ended September 29, 2012, revenues were $40.1 million, compared with $49.5 million in the comparable period of fiscal year 2011.  TMNG Global’s gross margin was 37.6% during the thirty-nine weeks ended September 29, 2012, flat with the comparable period of fiscal year 2011.

Selling, general and administrative expenses were $16.4 million for the thirty-nine weeks ended September 29, 2012, compared to $20.8 million in the comparable period of fiscal year 2011.

Net loss for the thirty-nine weeks ended September 29, 2012 was ($1.5) million or ($0.20) per diluted share, compared with a net loss of ($3.0) million or ($0.43) per diluted share in the comparable period of fiscal year 2011.  Non-GAAP adjusted net loss, adjusted for the after tax impact of net realized losses on auction rate securities, depreciation and amortization expense, and share-based compensation, was approximately ($0.8) million, or ($0.11) per diluted share, for the thirty-nine weeks ended September 29, 2012.  The comparable non-GAAP adjusted net loss for the thirty-nine weeks ended October 1, 2011 was ($1.4) million or ($0.19) per diluted share.

In addition to reporting net income (loss) and net income (loss) per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations.  Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  TMNG Global’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call
The Company will host a conference call at 5:00 p.m. ET today to discuss 2012 third quarter results.  Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 877-317-6789 in the United States or 412-317-6789 from international locations and referencing the TMNG Global call.  A replay of the conference call will be archived on the Company’s website for 90 days.  Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 10019509, through November 15, 2012.

About TMNG Global
TMNG Global (NASDAQ: TMNG) is a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries.  TMNG Global and its divisions, CSMG and Cartesian, and a team of approximately 500 experts, provide strategy, operations and technology consulting services and technical solutions to more than 1,200 communications clients worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, London, New Jersey, and Washington, D.C. For more information about the Company and its services, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in The Management Network Group’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011

Revenues	$12,733	$15,472	$40,077	$49,542

Cost of services	7,814	9,925	25,018	30,927

Gross profit	4,919	5,547	15,059	18,615

Operating expenses:
Selling, general and administrative	4,748	6,261	16,429	20,776
Intangible asset amortization	-	71	-	496
Total operating expenses	4,748	6,332	16,429	21,272
Income (loss) from operations	171	(785)	(1,370)	(2,657)
Other income (expense)	1	10	8	(269)
Income (loss) before income taxes	172	(775)	(1,362)	(2,926)
Income tax provision	(30)	(30)	(90)	(90)
Net income (loss)	$142	$(805)	$(1,452)	$(3,016)

Net income (loss) per common share:
Basic and diluted	$0.02	$(0.11)	$(0.20)	$(0.43)

Weighted average shares used in calculation of net income (loss) per common share
Basic	7,104	7,085	7,100	7,079
Diluted	7,107	7,085	7,100	7,079

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 29,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,692	$13,250
Accounts receivable, net	12,662	11,428
Prepaid and other current assets	544	755
Total current assets	23,898	25,433

NONCURRENT ASSETS:
Property and equipment, net	1,467	1,653
Goodwill	8,171	7,995
Other noncurrent assets	184	206
Total Assets	$33,720	$35,287

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$896	$908
Accrued payroll, bonuses and related expenses	3,042	4,147
Deferred revenue	406	287
Other accrued liabilities	1,684	1,297
Total current liabilities	6,028	6,639

NONCURRENT LIABILITIES:
Deferred income tax liabilities	456	366
Other noncurrent liabilities	504	461
Total noncurrent liabilities	960	827

Total stockholders’ equity	26,732	27,821
Total Liabilities and Stockholders’ Equity	$33,720	$35,287

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$142	$(805)	$(1,452)	$(3,016)

Realized loss on auction rate securities	-	-	-	312
Depreciation and amortization	181	285	589	1,143
Non-cash share based compensation expense	3	3	10	104
Tax effect of applicable non-GAAP adjustments	30	30	90	90
Adjustments to GAAP net income (loss)	214	318	689	1,649

Non-GAAP adjusted net income (loss)	$356	$(487)	$(763)	$(1,367)

Reconciliation of GAAP net income (loss) per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net income (loss) per diluted common share	$0.02	$(0.11)	$(0.20)	$(0.43)

Realized loss on auction rate securities	-	-	-	0.05
Depreciation and amortization	0.03	0.04	0.08	0.16
Non-cash share based compensation expense	0.00	0.00	0.00	0.02
Tax effect of applicable non-GAAP adjustments	0.00	0.00	0.01	0.01
Adjustments to GAAP net income (loss) per diluted common share	0.03	0.04	0.09	0.24

Non-GAAP adjusted net income (loss) per diluted common share	$0.05	$(0.07)	$(0.11)	$(0.19)

Weighted average shares used in calculation of net income (loss) per diluted common share	7,107	7,085	7,100	7,079

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